STANDARD OFFICE LEASE

950 Cherry, LLC,
a Colorado limited liability company

AS LANDLORD

and

U.S. ENERGY CORP.,
a Wyoming corporation

AS TENANT

TABLE OF CONTENTS
STANDARD OFFICE LEASE

STANDARD OFFICE LEASE

THIS STANDARD OFFICE LEASE (the "Lease") is made this 18th day of August, 2017 by and between **950 CHERRY, LLC, a Colorado limited liability company,** as Landlord and **U.S. ENERGY CORP., a Wyoming corporation,** as Tenant.

ARTICLE 1.
LEASED PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term (as defined hereinbelow) and upon and expressly subject to the covenants, conditions and terms set forth in this Lease, Suite 1515 consisting of approximately 2,817 rentable square feet, as determined by Landlord using the most recent applicable BOMA standards (the "Leased Premises"), as is shown on the attached Appendix A, which Leased Premises are situated in that certain building located at 950 South Cherry Street, Denver, Colorado, 80246, and known as Cherry Tower (the "Building"), which Building is situated on that certain parcel of real property (the "Property") legally described in Appendix B, together with a non-exclusive right, subject to the provisions hereof, including any reasonable rules and regulations adopted from time to time by Landlord and any easements, declarations, covenants, conditions, and restrictions now or hereafter recorded with respect to the Property, governing the use thereof, to use all Appurtenances thereto, as hereinafter defined, designated by Landlord for the exclusive or non-exclusive use of tenants of the Building or the Building Complex, as hereinafter defined. The common areas, including without limitation, all plazas, walkways, sidewalks, parking areas and facilities, and other facilities, areas and appurtenances of the Building, any other buildings or the Property, as may be designated from time to time by Landlord (collectively "Appurtenances"), the Building, any other buildings now or hereinafter constructed on the Property, and the Property are hereinafter sometimes collectively called the "Building Complex". Tenant, its permitted subtenants or assignees, and their employees, licensees and guests shall have access to and use of the Leased Premises twenty-four (24) hours per day, seven (7) days per week during the Term, subject to reasonable access procedures required by Landlord, and any events beyond Landlord's control.

ARTICLE 2.
PURPOSE

The Leased Premises are to be used for general offices and for no other purpose without the prior written consent of Landlord.

ARTICLE 3.
TERM

~~Subject to the provisions of Appendix C, and unless earlier terminated as provided for herein, t~~The term of this Lease shall be for a period of sixty-five (65) months, commencing at 12:01 a.m., Mountain Standard Time, on September 1, 2017 (the "Commencement Date") and extending until 11:59 p.m., Mountain Standard Time, January 31, 2023 (the "Primary Term")~~, provided, however, if the Commencement Date occurs on a day other than the first day of a calendar month, the Primary Term shall be measured from the first day of the month next following the month in which the Commencement Date occurs. Subsequent to the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Appendix E, setting forth the exact date of the commencement and termination of the Primary Term~~. The Primary Term and any extensions or renewals thereof approved in writing by Landlord, shall collectively be referred to as the "Term".

Tenant shall be allowed early access to the Leased Premises at no additional charge beginning on or before August 24, 2017 for the purpose of installing Tenant's cabling, furniture, fixtures, and equipment. Tenant's access to the Leased Premises prior to the Commencement Date shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease, other than payment of Rent, and shall be conditioned upon Tenant providing Landlord with the certificates of insurance required hereunder. During such early access Tenant shall avoid unreasonably interfering with the Tenant Work (as defined in Appendix C attached hereto) being completed by Landlord in the Leased Premises.

ARTICLE 4.
COMPLETION OF THE PREMISES

Landlord, subject to delays beyond its control, hereby agrees to perform its obligations with respect to the Leased Premises as set forth hereinafter and in the Tenant Improvement Work Agreement attached hereto and incorporated herein by reference as Appendix C (the "Work Letter"). Tenant acknowledges that the improvements to be provided by Landlord under the Work Letter may not be completed as of the Commencement Date, and Tenant and Landlord therefore agree: (i) that no delay in the completion of the improvements shall operate to delay the occurrence of the Commencement Date, nor affect any of Tenant's

obligations hereunder; (ii) that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business operations in the Leased Premises; (iii) that the work shall be performed by Landlord during normal business hours, and Tenant shall have no claim against Landlord for any disruption or interference with the operation of Tenant's business caused by or resulting from any construction or related activities; and (iv) Landlord and Tenant shall reasonably cooperate in connection with scheduling and coordination of construction activities and with any requests of Landlord's contractors with respect thereto. Other than as set forth herein and in the Work Letter, Tenant shall accept the Leased Premises in its "as is" condition. Landlord shall not be deemed to have made any representations or warranties with respect to the suitability of the Leased Premises for Tenant's use, or otherwise, and shall have no other obligation for the completion of the Leased Premises. By taking possession of the Leased Premises, Tenant shall be deemed to have agreed that the same is in good order, repair, and condition, and satisfactorily completed in accordance with Landlord's obligations hereunder, except for latent defects in the Tenant Work of which written notice is given to Landlord within six (6) months of the Commencement Date, which latent defects shall be repaired/corrected by Landlord, at its sole cost and expense. Landlord reserves the right, not more than once during the Primary Term, to re-measure the Leased Premises and the Building, at any time, pursuant to the most recent applicable BOMA standards, and, at Landlord's sole option in the event such re-measurement results in a material change to square-footage of the Leased Premises or the Building, to adjust any calculations of Base Rent or Tenant's Proportionate Share with respect to future payments of Base Rent or Additional Rent, as applicable. In addition to the improvements provided by Landlord pursuant to the Work Letter, Landlord shall reimburse Tenant for the actual and reasonable expenses incurred by Tenant for the physical move of its furniture and office materials, excluding, however, any costs related to cabling or stationery. Such reimbursement shall occur within twenty (20) days following Landlord's receipt of appropriate invoices for the moving expenses.

ARTICLE 5.
RENT

Section 5.1. Base Rent. Tenant agrees to pay Landlord during the entire Primary Term the sum of Three Hundred Sixty Six Thousand Two Hundred Ten and 00/100 U.S. Dollars ($366,210.00) in monthly installments as detailed below (the "Base Rent"). The first full monthly installment of Base Rent (for the sixth (6th) month of the Primary Term) shall be payable upon execution hereof and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Primary Term or any extensions hereof. If the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as Base Rent for the balance of such calendar month a sum equal to that proportion of the Base Rent for the first full calendar month, as herein provided, which the number of days from the Commencement Date to the end of such calendar month bears to the total number of days in such month. The Base Rent schedule for the Primary Term of the Lease is as follows:

Rentable Sq. Ft. Premises	Time Period	Monthly Base Rent	Annual Base Rent
2,817	Months 1-5	$0.00	N/A
2,817	Months 6-17	$5,868.75	$70,425.00
2,817	Months 18-29	$5,986.13	$71,833.00
2,817	Months30-41	$6,103.50	$73,242.00
2,817	Months 42-53	$6,220.88	$74,650.50
2,817	Months 54-65	$6,338.25	$76,059.00

Section 5.2. No Offsets. The Base Rent and all other sums or charges required by this Lease to be paid by Tenant to Landlord, all of which are herein sometimes collectively referred to as "Rent" shall be paid to Landlord without notice, or demand, deduction or offset, unless expressly provided for herein, , and without deduction or offset in lawful money of the United States of America at the office of Landlord in the Building, or if no such office exists, to Landlord at the address provided in Article 32, or to such other person or place as Landlord may from time to time designate in writing. Landlord shall have the right, in Landlord's sole discretion and at any time during the Term of the Lease, to require Tenant to utilize ACH payments for all monthly installments of Base Rent, Operating Costs and Real Estate Taxes due hereunder.

Section 5.3. Interest on Late Payments. Any Rent or other amount due from Tenant to Landlord under this Lease that is not paid when due within nine (9) calendar days of the due date shall bear interest from the due date until the date paid at the annual rate of eighteen percent (18%), however, the payment of such interest shall not excuse or cure any default by Tenant under this Lease. The failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other late payments. The covenants herein to pay Rent shall be independent of any other covenant set forth in this Lease.

Section 5.4. Late Payment and Return Check Charges. In addition to the interest charges provided for in the preceding Section 5.3, in the event any Rent owing hereunder is not paid within nine (9) calendar days of the due date, Landlord and Tenant agree that Landlord will incur additional administrative expenses not

herein contemplated, the exact amount of which will be difficult if not impossible to determine. Accordingly, Tenant agrees to pay to Landlord an additional one-time late charge for each such late payment in the amount of ten percent (10%) of the amount of such late payment. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies under this Lease. There shall be an additional charge of Twenty Dollars ($20.00) for any check submitted by Tenant to Landlord which is returned unpaid by Tenant's bank of depository.

ARTICLE 6.
ADDITIONAL RENT

All other sums as are required to be paid by Tenant under this Lease in addition to Base Rent, including without limitation Operating Costs and Real Estate Taxes, as defined and determined below in Article 7, shall be referred to as "Additional Rent". All such Additional Rent shall be deemed to be Rent and shall be payable in the manner provided and recoverable as Rent and Landlord shall have all rights specified in this Lease against Tenant for default in payment thereof as in the case of arrears of Rent.

ARTICLE 7.
OPERATING COSTS AND REAL ESTATE TAXES

The Base Rent provided for herein is based, in part, upon Landlord's estimate of both the Operating Costs, as hereinafter defined, of owning, repairing, maintaining and operating the Building Complex, and the Real Estate Taxes, as hereinafter defined, levied or assessed against the Building Complex, during the calendar years of the Term of this Lease. Tenant shall pay Operating Costs and Real Estate Taxes in the following manner:

Section 7.1. Initial Operating Costs; Initial Real Estate Taxes. The "Initial Operating Costs" is stipulated to be the actual Operating Costs per square foot of rentable space in the Building Complex for the 2018 calendar year (the "Base Year"). The "Initial Real Estate Taxes" is stipulated to be the actual Real Estate Taxes per square foot of rentable space in the Building Complex for the Base Year. In the event that the actual Operating Costs, as determined below, for any calendar year during the Term of this Lease following the Base Year, exceeds the Initial Operating Costs, Tenant shall pay its proportionate share (the "Tenant's Proportionate Share") of the year's increase in the actual Operating Costs for such year over the Initial Operating Costs. Similarly, in the event that the actual Real Estate Taxes as determined below, for any calendar year during the Term of this Lease following the Base Year, exceeds the Initial Real Estate Taxes, Tenant shall pay its Tenant's Proportionate Share of the year's increase in the actual Real Estate Taxes for such year over the Initial Real Estate Taxes. Tenant's Proportionate Share shall be determined, from time to time by Landlord, by dividing the rentable area of the Leased Premises by the rentable area of the Building, as the same may be determined from time to time by Landlord using the most recent applicable BOMA standards, subject to Article 4 above. If the Term of this Lease shall begin on a day other than the first day of the calendar year or end on a day other than the last day of the calendar year, Tenant's Proportionate Share of any increase in the Operating Costs or Real Estate Taxes for such year shall be prorated, calculated on a daily basis for the fractional year at the beginning or the end of the Term of this Lease.

Section 7.2. Definition of Operating Costs. The term "Operating Costs" as used herein shall mean all reasonable expenses, costs and disbursements, other than Real Estate Taxes, of every kind and nature, including appropriate reserves (but not replacement of capital investment items, except as hereinafter provided, nor costs specifically billed to and paid by specific tenants) which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation and maintenance of the Building Complex, sound real estate accounting principles, consistently applied, including but not limited to, the following:

A. reasonable wages and salaries of all employees, excluding the manager, which is provided for below, directly and actually engaged in the operation, repair, replacement, maintenance or security of the Building Complex, including taxes, insurance, other benefits and overhead related thereto;

B. all supplies and materials used in the operation and maintenance of the Building Complex, including holiday decorations;

C. costs of all utilities and maintenance of utility systems for the Building Complex, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilating, sewer and trash disposal, except for those costs billed to specific tenants;

D. costs of all third party maintenance and service agreements for the Building Complex, including, but not limited to, alarm service, janitorial service, window cleaning, security service, elevator maintenance, grounds maintenance and heating, ventilating and air conditioning systems to the extent such agreements are not separately billed to specific tenants;

E. costs of all insurance relating to the Building Complex, including, without limitation, the cost of casualty, liability and property damage insurance applicable to the Building Complex and Landlord's personal property used in connection therewith;

F. costs of any repairs and general maintenance to the Building Complex, or any part thereof and the equipment therein (excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and alterations attributable solely to tenants of the Building Complex);

G. capital investment items, excluding costs of the original construction of the Building or Building Complex, (amortized on a straight-line basis over the useful life of such item as determined in accordance with GAAP) which reduce Operating Costs or which are required by any governmental order, including the cost of compliance with any laws affecting the Building Complex first enacted or first made applicable to the Building Complex after the Commencement Date;

H. professional management fees to manage the Building Complex, including, without limitation, rental for the manager's office space and costs of supplying the manager with necessary office equipment and storage space in the Building Complex, and any amounts directly charged to the Building Complex for the manager's salary plus benefits (not to exceed five percent (5%) of the gross rents of the Building Complex for the period in question);

I. accounting, inspection, legal and other consultation fees or expenses of enforcing the rules and regulations of the Building Complex which are incurred in the ordinary course of operating the Building Complex including, without limitation, fees charged by consultants retained by Landlord for services that are intended to produce a reduction in Operating Costs, reduce the rate of increase in Operating Costs, or reasonably improve the operation, maintenance, or state of repair of the Building Complex, and any dues or other assessments charged or imposed as a result of the inclusion of the Building Complex in any metropolitan district or property owners association or sub-association;

J. costs incurred by Landlord, or its agents, in engaging experts or other consultants to assist them in making the computations required hereunder;

K. costs for lighting, heating and cooling, painting and cleaning the Building Complex costs of maintenance, lighting, sanding, paving repairs, restriping and general maintenance of parking areas, snow and ice removal, rubbish removal and landscaping;

L. costs of licensing, permits, service and usage charges, costs of compliance with all rules and regulations and orders of governmental authorities pertaining to the Building Complex, including those related to engineering and environmental issues, air pollution control and monitoring air quality, and any costs of any environmental clean-up undertaken by Landlord.

M. costs of acquiring or the rental expense for personal property and equipment used in the maintenance, operation and repair of the Building Complex.

Notwithstanding the foregoing, Operating Costs shall not include any costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Building Complex tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of Building Complex or vacant space in the Building Complex; (7) capital expenditures made in connection with the Building Complex, other than capital expenditures expressly permitted above; (8) correcting defects in the construction of the Building Complex or any Building systems and equipment; (9) salaries of officers and executives of Landlord; (10) Hazardous Materials remediation; (11) any additions to the Building Complex; (12) repairs made in accordance with the casualty or condemnation sections of this Lease; (13) advertising expenses; (14) any expenses for which Landlord is entitled to reimbursement directly from any tenant; (15) interest and penalties due to late payment of any amounts owed by Landlord; and (16) any rent payable by Landlord under any ground lease affecting the Building Complex.

Section 7.3. **Definition of Real Estate Taxes**. The term "Real Estate Taxes" as used herein shall mean all taxes, assessments, or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Building Complex, or any part thereof, or upon any building, improvements or personal property at any time situated thereon, and all charges specifically imposed in lieu of such taxes, together with any costs incurred in connection with appealing or contesting such taxes, assessments or impositions. Real Estate Taxes shall not include state, local or federal personal and corporate income taxes measured by the income of Landlord; estate and inheritance taxes, excise, payroll, gift, franchise, succession and transfer taxes; taxes upon the rentals payable under this Lease even though such taxes may become a lien against the Leased Premises or the Building; interest on taxes and

penalties resulting from failure to pay real estate taxes; and ad valorem taxes on Landlord's personal furniture and furnishings, and on Landlord's leasehold improvements to the extent that the same exceed standard building allowances.

Section 7.4. **Payment of Estimated Increases and Adjustments**. For each calendar year during the Term of this Lease following the Base Year, Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the Landlord's reasonable estimate of Operating Costs for such calendar year (the "Estimate Statement"). The Estimate Statement shall also include a comparison of the Initial Real Estate Taxes and the Landlord's reasonable estimate of Real Estate Taxes for such calendar year. Tenant shall thereafter pay in advance in monthly installments, with the Base Rent, Tenant's Proportionate Share of any estimated increase in Landlord's Operating Costs of operating the Building Complex and Landlord's Real Estate Taxes over the Initial Operating Costs and the Initial Real Estate Taxes, respectively. Such Estimate Statement may be revised from time to time by Landlord, but no more than one time for every six (6) month period under the Lease. Landlord shall within the period of one hundred twenty (120) calendar days (or as soon thereafter as possible) after the close of each calendar year give Tenant a statement of such year's actual Operating Costs, and actual Real Estate Taxes, together with a reconciliation statement comparing the actual increases, if any, of Operating Costs and Real Estate Taxes over the Initial Operating Costs, and the Initial Real Estate Taxes, with the estimated increases having been paid by Tenant during said year. In the event such reconciliation statement reveals an underpayment of the increase in either Operating Costs or Real Estate Taxes, Tenant shall, within thirty (30) days, pay to Landlord the amount of such underpayment. If, on the other hand, the reconciliation statement reveals an overpayment Landlord shall promptly refund to Tenant the amount of such overpayment or, at Landlord's election, credit such amount to the succeeding monthly installments of ~~Base~~ Rent, if any. Provided, however, no refunds of Operating Costs, Real Estate Taxes, or amounts escrowed hereunder, shall be paid to Tenant if Tenant is in default of any of its obligations under the Lease, beyond any applicable notice and cure period. The failure of Landlord to submit statements provided for herein shall not relieve Tenant of its obligation to pay Tenant's Proportionate Share of Operating Costs and Real Estate Taxes.

Section 7.5. **Audit**. Provided Tenant is not in default under this Lease, beyond any applicable notice and cure period, Tenant, at its sole expense, shall have the right at all reasonable times during Landlord's normal business hours, and upon a minimum of fourteen (14) calendar days written notice, to audit Landlord's books and records relating to this Lease at a location reasonably designated by Landlord in the Denver, Colorado metropolitan area. All such audits shall be performed by a ~~national or regional company~~ certified public accountant with experience in performing such audits. Audit requests shall be limited to the immediately preceding two (2) calendar years, and the year in which the Base Rent is calculated if such year is not within the said two (2) year period. No audit may be conducted for a calendar year, or portion thereof, which falls outside the Term of this Lease. Notwithstanding any of the foregoing, if an audit has previously been conducted by a certified public accountant for a particular calendar year by this, or any other tenant, Tenant shall accept a copy of the prior audit in lieu of conducting a separate audit. If such audit discloses an overstatement of Operating Costs or Real Estate Taxes by Landlord, then Landlord shall immediately refund such overage to Tenant. If, on the other hand, the audit discloses an understatement ~~, Tenant shall immediately pay to Landlord the additional amounts due~~ of Operating Costs or Real Estate Taxes, Tenant shall immediately pay to Landlord the additional amounts due. If the audit reveals that Landlord's calculation of Operating Costs or Real Estate Taxes for the applicable period was overstated by more than five percent (5%), then, Landlord shall pay Tenant's reasonable, out-of-pocket inspection and/or audit fees, applicable to such audit, not to exceed $5,000.00, within thirty (30) days after Landlord's receipt of Tenant's invoice therefor.

Section 7.6. **Standard of Operation**. Landlord agrees that during the Term of this Lease the Building Complex shall be operated in a reasonable and prudent manner as a first-class suburban office building and that all costs and expenses (including salaries and wages) includable in Operating Costs shall be comparable to the generally prevailing costs which would then be paid or incurred therefor by a reasonably prudent operator of a similar office building in the marketplace generally similar to the Building Complex as determined by Landlord.

Section 7.7. **Minimum Rent**. Notwithstanding anything contained in this Article 7, the Rent payable by Tenant shall in no event be less than the Base Rent specified in Article 5.1 above.

ARTICLE 8.
HOLDING OVER

Should Tenant hold over after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, Tenant shall become a tenant from day-to-day upon each and all of the terms herein provided as may be applicable to such a tenancy, and any such tenancy shall not constitute an extension of this Lease; provided, however, during such period as a tenant from day-to-day, Tenant shall pay all Additional Rent therefor, together with Base Rent at a rate equal to one hundred ~~fifty~~ twenty-five (~~150~~125%) of the Base Rent which was payable for the month immediately preceding the date of termination of this Lease and, in addition,

Tenant shall reimburse Landlord for all damages (consequential as well as direct) sustained by Landlord by reason of Tenant's occupying the Leased Premises past the termination date. Alternatively, at the election of Landlord and expressed in a written notice to Tenant and not otherwise, such retention of possession past the termination date shall constitute a month-to-month tenancy upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy; provided, however, during such period as a tenant from month-to-month, Tenant shall pay all Additional Rent therefor, together with Base Rent at a rate equal to one hundred ~~fifty~~ ten percent (~~150~~110%) of the Base Rent which was payable for the month immediately preceding the date of termination of this Lease. The provisions of this Article 8 shall not exclude nor waive Landlord's right of re-entry or any other right or remedy hereunder.

ARTICLE 9.
BUILDING SERVICES

Section 9.1. **Standard Services.** Landlord agrees to furnish to the Leased Premises during regular business hours from 7:00 A.M. to 6:00 P.M. Mondays through Fridays and from 8:00 A.M. to 2:00 P.M. Saturdays, except for holidays as the same are determined by Landlord, and subject to the rules and regulations of the Building, heat and air conditioning, which in Landlord's reasonable judgment is necessary to provide a reasonably comfortable environment for the use and occupancy of the Leased Premises ~~, and, if necessary~~ and reasonably consistent with other first-class suburban office buildings in the vicinity of the Building Complex, and, passenger elevator service and, subject to scheduling by Landlord, freight elevator service, if applicable. Landlord shall also furnish at all times: (i) 110 volt, 20 ampere electric current to be supplied for lighting the Leased Premises and public halls, and for the operation of ordinary office equipment, exclusive of heavy-duty equipment, computers, copying equipment, or comparable equipment; (ii) janitorial and cleaning services which in Landlord's judgment is necessary to provide a reasonably clean environment; and (iii) domestic water, in reasonable quantity. Elevator service, if any, shall mean service by non-attended automatic elevators; provided, that at least one (1) passenger elevator shall be available for use at all times, subject, however, to events beyond Landlord's reasonable control. Landlord shall also furnish, at reasonable rates set from time to time (which rate is currently $150.00 per hour), heating and air conditioning at such other times as are not provided for herein, provided Tenant gives Landlord not less than ~~forty-eight (48)~~twenty-four (24) hours written notice of Tenant's needs for such additional heating or air conditioning. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours. Landlord also has the right to charge Tenant for energy costs incurred because of Tenant's above standard service usage, or by reason of Tenant's substantial recurrent usage of the Leased Premises or the Building during other than regular business hours.

Section 9.2. **Interruption of Standard Services.** Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in Section 9.1 above during any period when Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder. Landlord's obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies then serving the Building Complex. Landlord shall have the right to reduce heating, cooling, or lighting within the Leased Premises and in the public areas in the Building Complex as required by any mandatory ~~or voluntary~~ fuel or energy-saving program. Landlord shall have the right to enter upon the Leased Premises at all reasonable times upon not less than twenty-four (24) hours prior written notice in order to make such repairs, alterations, and adjustments as shall be necessary in order to comply with the provisions of any ~~voluntary fuel or energy-saving program or~~ mandatory statute, regulation, or program. Notwithstanding the foregoing, if any failure, delay, interruption, reduction, or discontinuance in any utility or service occurs which renders the Leased Premises untenantable (in whole or in part), and such failure, delay, interruption, reduction, or discontinuance was caused by or solely within Landlord's control, and continues for a period of five (5) business days, then all Rent payments due (or an equitable portion of Rent payments due based on the portion of the Leased Premises rendered untenantable) shall thereafter abate until such services and/or utilities are fully restored to the Leased Premises.

Section 9.3. **Services Paid by Tenant.** Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Leased Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

Section 9.4. **Above-Standard Service Requirements.** If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Leased Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Leased Premises were it not for such heat generating equipment then, Landlord reserves the right to install supplementary air conditioning units in the Leased Premises, and the cost thereof, including without limitation the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant shall not, without the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, use any apparatus or device which will ~~in any way~~ materially increase the amount of electricity or water ~~which Landlord determines to be reasonable for use of~~ used by Tenant in the Leased Premises ~~as general~~ to exceed normal office ~~space~~ use, as reasonably determined by Landlord, nor connect with electric current (except through existing electrical outlets in the Leased Premises) or water pipes any apparatus or device for the purposes of using electric current, water, or any other energy. If Tenant shall require electric current, water, or any other energy in excess of that which is respectively obtainable from existing electrical outlets or water pipes, and which is, in Landlord's reasonable opinion, above normal for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess electric, water, or other energy requirements, Tenant shall, on demand, pay all reasonable costs of meter service and installation of facilities necessary to measure and/or furnish such excess capacity. Tenant shall also pay the entire cost of such additional electricity, water, or other energy used, including, without limitation, the operation of heavy-duty accounting equipment and copy equipment, computer equipment, and the operation of ordinary office equipment in such numbers that more electric current is required than is necessary for normal business office use as reasonably determined by Landlord.

Section 9.5. **Cleaning.** Tenant shall not provide any janitorial or cleaning services without Landlord's written consent, and then only subject to the reasonable supervision of Landlord, at Tenant's sole responsibility and cost, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord, in its reasonable discretion.

Section 9.6. **Parking Rental.** During the Primary Term and any extensions thereof, Tenant ~~shall~~ may lease parking spaces in the Building's parking garage at a ratio of three (3) spaces per 1,000 rentable square feet of area in the Leased Premises, resulting in a total of up to nine (9) spaces. Tenant shall pay rental for such spaces as Tenant may elect to lease at the prevailing market rate, as determined from time to time by Landlord, currently being: (i) $75.00 per space, per month for covered reserved parking; and (ii) $50.00 per space, per month for covered, unreserved parking; provided, however, on the condition that Tenant has not been in default hereunder, beyond any applicable notice and cure period, parking rental for the first twelve (12) months of the Primary Term shall be abated. The parking rental for such spaces as Tenant may elect to lease shall be paid at the same time and in the same manner as Base Rent, and shall continue to accrue monthly, and be due and payable for so long as the Term of the Lease is in effect, regardless of whether Tenant is occupying the Leased Premises; provided that the foregoing shall not obligate Tenant to lease any certain number of parking spaces. Tenant shall provide Landlord with thirty (30) days prior written notice if Tenant desires to increase or decrease the number of parking spaces leased by Tenant. Tenant shall also have the right to lease additional parking spaces, on a month to month basis, and at the same rental rates set forth above, subject, however, to availability. All parking spaces shall be subject to such reasonable terms, conditions and regulations as Landlord may from time to time adopt, including the prohibition against Tenant and Tenant's employees parking in spaces designated for visitors. Landlord reserves the right to temporarily eliminate any such parking for construction, maintenance and repair and replacement of buildings and improvements in the Building Complex; provided, that Landlord shall use commercially reasonable efforts to restore such eliminated spaces as soon as possible. Landlord shall have no liability to Tenant with regard to Tenant's use of the parking spaces or with regard to availability of specific parking spaces for Tenant's use. Tenant acknowledges that the Building Complex's parking lots will not be designated for use by specifically Tenant and that Tenant will use the Building Complex's parking lots in common with all persons who have business within the Building Complex to whom or which Landlord grants the right to use such spaces.

Section 9.7. **Re-Lamping.** Landlord shall have the exclusive right to make any replacement of electric light bulbs, fluorescent tubes and ballasts in the Building Complex throughout the Term of this Lease. Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good management practice.

ARTICLE 10.
USE OF LEASED PREMISES

Section 10.1. **Use.** The Leased Premises shall not be used other than for the purpose set forth in Article 2 of this Lease. The purpose for which the Leased Premises are used shall at all times comply with all applicable laws, ordinances, regulations, or other governmental ordinances from time to time in existence and any easements, declarations, covenants, conditions, and restrictions now or hereafter recorded with respect to the Property. The Rules and Regulations attached hereto as Appendix D, as well as additional rules and regulations as may be hereinafter adopted from time to time by Landlord for the safety, care and cleanliness

of the Leased Premises and the Building Complex and the preservation of good order thereon, are expressly made a part hereof, and Tenant agrees to obey all such Rules and Regulations (to the extent such Rules and Regulations do not conflict with the terms and conditions of this Lease) and any reasonable modifications thereto adopted by Landlord from time to time; provided, that such modifications do not materially increase Tenant's obligations or materially alter its rights under the Lease. Tenant further agrees that it shall not use the Leased Premises in violation of any exclusive right of use granted by the Landlord to any other tenant in the Building Complex prior to the date of this Lease.

Section 10.2. Prohibited Use. The Leased Premises shall not be used for any improper or unlawful purpose, or for the carrying on of any barter, trade, or exchange of goods, or sales through promotional give-away gimmicks, or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock. The Leased Premises shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building Complex, nor shall Tenant use or permit the use of the Leased Premises for a marijuana grow facility, marijuana sales, medical marijuana dispensary, clinic for issuing prescriptions for medical marijuana or a marijuana paraphernalia shop. Tenant agrees that it will not store, do or permit anything to be done in or about the Leased Premises, nor keep, use, sell, or offer for sale in or upon the Leased Premises any article which ~~may be~~ is prohibited by any insurance policy in force from time to time covering the Building Complex or which would cause the cancellation of any such insurance policies. In the event Tenant's occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building Complex, Tenant shall pay any such increase in premiums as Rent within ten (10) calendar days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building Complex showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises; provided, that such requirements do not materially increase Tenant's obligations or materially alter its rights under the Lease.

Section 10.3. Hazardous Materials.

A. Tenant warrants, covenants and agrees to conduct its business and operations on and from the Leased Premises in strict compliance and accordance with all federal, state and local environmental laws, regulations, executive orders, ordinances and directives now in force or which may hereafter be in force, including, but not limited to, the following: Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act; Toxic Substances Control Act; Hazardous Materials Transportation Act; Comprehensive Environmental Response, Compensation and Liability Act; Emergency Planning and Community Right to Know Act; and all state law counterparts, including, without limitation, the Colorado Hazardous Waste Management Act (collectively referred to as "Environmental Laws"), and any amendments to any such Environmental Laws, and not to cause, suffer or permit any damage or impairment to the health, safety or comfort of any person or to the environment at or on the Leased Premises and surrounding property, including, but not limited to, damage or threatened damage to the soil, air, surface or groundwater resources at the Leased Premises and surrounding property, nor cause, suffer or permit any condition constituting a nuisance or violation of or resulting in liability under any Environmental Laws. Except for such as are a part of the ordinary course of Tenant's business and which are used in compliance with all Environmental Laws and have been approved in writing by Landlord in its sole discretion, Tenant shall not cause or allow anyone else to cause any Hazardous Materials, as herein defined, to be used, generated, stored, brought onto, or disposed of on or about the Leased Premises or the Building Complex without the prior written consent of Landlord, which consent can be withheld at the sole discretion of Landlord, and may be revoked at any time. Tenant shall provide Landlord with immediate notice of any violation of its Environmental Obligations or of any spill, release or discharge of any Hazardous Materials at or affecting the Leased Premises or the Building Complex. For purposes of this Lease, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated or becomes regulated under any applicable Environmental Laws.; provided, that "Hazardous Materials" shall not include limited quantities of household cleaning products and office supplies used or stored at the Leased Premises and required in connection with the routine operation and maintenance of the Leased Premises. The foregoing obligations of Tenant shall hereinafter collectively be referred to as the "Environmental Obligations." Tenant shall assume sole and full responsibility for and shall remedy at its sole expense all violations by Tenant of such Environmental Obligations.

B. At the commencement of this Lease and on January 1 of each year thereafter throughout the Term of this Lease, and on January 1 of the year after termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were stored, used or disposed of on the Leased Premises in the preceding Lease year and the names and amounts of all Hazardous Materials which Tenant intends, subject to Landlord's approval, to store, use or dispose of on the Leased Premises in the Lease year just then beginning.

C. Landlord, and its agents, shall have the right, but not the duty, at reasonable times upon not less than twenty-four (24) hours prior written notice, to inspect the Leased Premises and conduct tests and investigations at any time to determine whether Tenant is complying with the terms of this Lease. If Landlord determines from any such inspection, tests or investigations that a violation of Tenant's Environmental Obligations exists or existed with respect to Hazardous Materials, Tenant shall pay to Landlord, upon demand and in addition to all other damages provided for herein, all of Landlord's costs of such inspection, tests and investigations.

D. In the event, of any violation of, or failure to comply with, any of the Environmental Obligations, Tenant agrees, at its sole cost and expense, promptly to remedy and correct such violation or failure, including all required or appropriate clean up, clean up-related activities and all other appropriate remedial action. Tenant covenants and agrees to protect, indemnify and hold Landlord harmless from and against any and all obligations, claims, including any investigations, administrative claims and claims for injunctive relief, loss, cost, damage, expense or liability, including, without limitation, any liability arising under any Environmental Laws, plus reasonable attorneys' fees, incurred by or asserted against Landlord resulting from any failure or alleged failure of Tenant to comply with the Environmental Obligations. The foregoing indemnity shall not include, and Tenant shall have no liability whatsoever for, any Hazardous Materials that were located on the Leased Premises or Building Complex on, or before, the Commencement Date, nor any Hazardous Materials placed on the Premises or Building Complex by Landlord, its employees, agents or contractors, or by any other tenant. Landlord shall have the right to defend itself in any action, suit or proceeding commenced against Landlord as a result of Tenant's violation of or alleged failure to comply with the Environmental Obligations, with attorneys and, as necessary, technical consultants chosen by Landlord, and Tenant agrees to pay to Landlord all reasonable attorneys' fees, consultant fees, and other costs in connection therewith incurred by Landlord. In addition, Landlord shall have the right, but not the obligation, to cure Tenant's violation of or failure to comply with the Environmental Obligations, at Tenant's sole expense, and Tenant shall promptly, upon receipt of demand therefor, reimburse Landlord for all amounts expended in connection with such cure. Landlord shall use reasonable efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby provided that Landlord acts in a commercially reasonable manner. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials, nor the compliance by Tenant with all Environmental Laws shall excuse Tenant from its indemnification of Landlord hereunder, which such indemnification shall survive the termination of this Lease.

E. Landlord covenants and agrees to protect, indemnify and hold Tenant harmless from and against any and all obligations, claims, including any investigations, administrative claims and claims for injunctive relief, loss, cost, damage expense or liability, including without limitation any liability arising under any Environmental Laws, plus reasonable attorneys fees, incurred by or asserted against Tenant resulting from any failure of Landlord to comply with any Environmental Laws or regulation, with respect to the Leased Premises prior to the term of this Lease.

F. Landlord represents and warrants to Tenant that, to the best of its actual knowledge, the Leased Premises and the Building Complex are, as of the Commencement Date, free of Hazardous Materials, including without limitation asbestos or material containing asbestos.

Section 10.4. No Waste. Tenant shall not commit, suffer, or permit any waste, damage, disfiguration, or injury to the Leased Premises or the Building Complex, or permit or suffer any overloading of the floors thereof, and shall not place any safes, heavy business machinery, heavy computers, data processing machines, or other heavy things in the Leased Premises or the Building Complex without first obtaining the written consent of Landlord, not to be unreasonable withheld, conditioned or delayed, and, if required by Landlord, of Landlord's architect, and shall not use or permit to be used any part of the Leased Premises or the Building Complex for any unreasonably dangerous, noxious, or offensive trade or business, and shall not cause or permit any nuisance, or unreasonable noise ~~or action~~ in, at or on the Leased Premises.

Section 10.5. Protection Against Insurance Cancellation. If any insurance policy on the Building Complex or any part thereof shall be canceled or if cancellation shall be threatened, or if the coverage thereunder shall be reduced or be threatened to be reduced, in any way by reason of the use or occupation of the Leased Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Leased Premises, and if Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage within forty-eight (48) hours after written notice thereof, Landlord may, at its option, enter upon the Leased Premises and attempt to remedy such condition, and Tenant shall forthwith pay the cost thereof to Landlord as Additional Rent, including without limitation, reasonable attorneys' fees incurred by Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Article 10, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder, and Landlord shall have no obligation to attempt to remedy, and Landlord may pursue all of its remedies provided for in this Lease in the event of a default by Tenant.

ARTICLE 11.
COMPLIANCE WITH LAW

Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any law, statute, ordinance, court or administrative order, or governmental rule or regulation, including without limitation, the Americans with Disabilities Act, now in force or which may hereafter be entered, enacted, promulgated or amended. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, court or administrative orders, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use , or occupancy of the Leased Premises, ~~excluding structural changes not related to or affected by Tenant's improvements or acts.~~ Notwithstanding the foregoing, nothing herein shall require Tenant to comply with laws or requirements of public authorities which require the installation of new or additional, or the modification or replacement of the structural components of the Building or the mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any alterations performed by or for Tenant ("Building-Wide Laws"). Landlord will, at Landlord's expense (except to the extent properly included in Operating Costs), perform all acts required to comply with such Building-Wide Laws as the same affect the Leased Premises and the Building. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 12.
ALTERATIONS AND REPAIRS

Section 12.1. Tenant to Maintain. Except for those matters which are the responsibility of Landlord under Section 12.4 below, Tenant shall, at its sole expense, keep the interior non-structural portions of the Leased Premises in good repair and tenantable condition during the Term of this Lease, ordinary wear and tear and damage from casualty or condemnation excepted. Except for nonstructural, interior alterations, improvements, additions to the Leased Premises costing Ten Thousand Dollars ($10,000) or less in the aggregate during any given calendar year ("Minor Alterations"), Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Leased Premises. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements, or additions to the Leased Premises, including, but not limited to, partitions, wall coverings, floor coverings, special lighting installations and "cabling", as hereinafter defined. In the event that Tenant desires to make any alterations, improvements, or additions, Tenant shall first submit to Landlord written plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Leased Premises shall become Landlord's property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant (excepting only the following defined "Tenant's Property": Tenant's movable office furniture; trade fixtures; office and professional equipment; and "cabling" meaning any network-powered broadband, communication and/or coaxial cables installed by or for the benefit of Tenant). All of Tenant's Property and, notwithstanding the foregoing, at Landlord's election, any such other alteration, improvement, or addition made by Tenant which is designated for Tenant's removal pursuant to a written notice thereof from Landlord at the time Landlord gives consent to such alteration, improvement or addition shall, at Tenant's sole cost be removed upon the termination of this Lease; provided, that Tenant shall not be required to remove any Minor Alterations or Tenant Work (as defined in Appendix C hereto) from the Leased Premises. Tenant shall also, at Tenant's sole cost, repair any damage caused to the Leased Premises or the Building Complex as a result of any such removal and restore the Leased Premises to its condition prior to the installation of Tenant's Property or any other such other alteration, improvement or addition. In the event Tenant fails to perform the repairs required hereunder, Landlord shall be entitled to perform the same and recover from Tenant all reasonable out-of-pocket costs and expenses thereof, including attorneys' fees. The work necessary to make any repairs required pursuant to this Section 12, or to make any alterations, improvements, or additions to the Leased Premises to which Landlord may consent pursuant hereto, shall be at Tenant's cost and done by employees or contractors employed by Landlord, or with Landlord's consent in writing (not to be unreasonably withheld, conditioned or delayed) given prior to the letting of a contract, by contractors employed by Tenant, but in each case, only under written contract approved in writing by Landlord, and subject to all reasonable conditions Landlord may impose. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating or redecorating required by reason thereof, and upon completion, deliver to Landlord, if payment is made directly to Tenant's contractors, evidence of payment and waivers of all liens for labor, services, or materials, and furthermore, Tenant shall defend and hold Landlord, the Leased Premises and the Building Complex harmless from all costs, damages, liens for labor, services or materials and other expenses relating to such work, and shall defend and hold Landlord harmless from all costs, damages, liens, and expenses related thereto, including without limitation reasonable attorneys' fees. In the event that Landlord incurs any expenses in the removal of trash, or the cleaning of elevators, public corridors,

loading areas, and other common areas as a result of Tenant's contractors' work, then Tenant agrees it shall reimburse Landlord within seven (7) calendar days of the date of billing for such reasonable out-of-pocket expenses incurred by Landlord.

Section 12.2. Protection Against Liens. At least five (5) calendar days prior to the commencement of any work on the Leased Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of the Colorado Revised Statutes regulating such matters. During the progress of any such work on the Leased Premises, Landlord or its representatives shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) (C.R.S. 1973), or any other applicable statute, or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises and the Building Complex.

Section 12.3. Condition on Surrender. Tenant shall, at the termination of this Lease, surrender the Leased Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire, and otherinsured against casualty or condemnation excepted. In the event the Leased Premises are not surrendered in such condition, Tenant shall be responsible to Landlord for all damages caused thereby, including for all costs and expenses of repair and replacement to return the Leased Premises to such condition.

Section 12.4. Landlord's Obligations. Subject to Section 12.5 regarding damage caused by Tenant, and the provisions of Article 7 regarding Tenant's obligation for payment of Operating Costs, Landlord shall repair and maintain all of the Appurtenances and, the exterior and structural portions of the Building, including the exterior wall and roof and all other property of Landlord, and the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems in good repair and working order and shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for the provision of Landlord's services under Article 9 hereof, in all instances consistent with other first-class suburban office buildings in the vicinity of the Building. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of Rent by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building Complex or the Leased Premises or in or to fixtures, appurtenances and equipment therein, so long as the making of such repairs, alterations, or improvements does not unreasonably interfere with Tenant's use or occupancy of the Leased Premises. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereinafter in effect.

Section 12.5. Damage by Tenant. Any Subject to Article 27 below, any cost or expense incurred by Landlord for the maintenance, repair or replacement of any part of the Building Complex, or any other property of Landlord which is due to the negligence, carelessness, misuse or excessive use of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in or on the Building Complex, or through Tenant or such parties shall be borne solely by Tenant, who shall, on demand, forthwith pay the same to Landlord as Rent.

ARTICLE 13.
ABANDONMENT

Tenant shall not vacate or abandon the Leased Premises at any time during the Term hereof for a period of more than thirty (30) consecutive days, and if Tenant shall abandon, vacate, or surrender (whether at the end of the Primary Term or otherwise) the Leased Premises, or shall be dispossessed by process of law or otherwise, then any personal property belonging to Tenant and left on the Leased Premises shall be deemed abandoned. Provided, however, no such abandonment shall operate to relieve or release Tenant from its obligations pursuant to Section 12.1 hereof.

ARTICLE 14.
ASSIGNMENT AND SUBLETTING

Section 14.1. Limitation on Assignment or Subletting. Excepting any Permitted Transfers (as hereinafter defined), Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Leased Premises, or any part thereof, or any right or privilege appurtenant thereto, or shall not suffer any other person to occupy or use the Leased Premises or any portion thereof, without the prior written consent of Landlord, which consent may shall not be unreasonably withheld, except as hereinafter expressly otherwise provided. conditioned or delayed. Landlord specifically agrees not to withhold consent to any proposed assignment of Tenant's entire interest in this Lease or to a subletting of the entire Leased Premises for all of the then remaining term of this Lease, less one (1) day, provided Tenant requests the same in writing, and provided: (i) at the time thereof, Tenant is not in default under this Lease, beyond any applicable notice and cure period; (ii) Landlord, in its discretion reasonably exercised, determines that the reputation, business, proposed use of

the Leased Premises, and financial responsibility of and by the proposed assignee or sublessee, as the case may be, are satisfactory to Landlord; (iii) any assignee shall expressly assume all the obligations of this Lease on Tenant's part to be performed applicable to the Leased Premises or portion thereof subject to the sublease or assignment; (iv) such consent, if given, shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay Rent) under this Lease; and (v) Tenant and/or Tenant's assignee in the case of an assignment specifically agree to pay over to Landlord, as Rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such sublease or assignment which would be in excess of the amounts otherwise required to be paid by Tenant pursuant to this Lease, after deducting therefrom any reasonable costs associated with such transfer, including, without limitation, leasing commissions, tenant improvement allowances, attorneys' fees, and other incidental transaction costs. Any assignment, subletting, or occupancy without Landlord's prior written consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, which consent may be arbitrarily withheld.

Section 14.2. Acceptance of Performance No Waiver. If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after the occurrence of any default under this Lease, collect the Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereof, or constitute a release of Tenant from further performance by Tenant of all covenants on the part of Tenant herein contained. A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, or the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or the transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a partnership tenant, without the prior written consent of Landlord shall constitute a prohibited assignment hereunder. Consent by Landlord to any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or subletting. Notwithstanding the consent of Landlord to any subletting or assignment, Tenant shall not be relieved from its primary obligations hereunder to Landlord including, but not limited to, the payment of all Rent, taxes and insurance premiums as herein provided, and Tenant's Proportionate Share of Operating Costs.

Section 14.3. Landlord to Approve Documents. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its attorney. Tenant shall pay on demand all of Landlord's actual reasonable costs and expenses, not to exceed $500.00 including reasonable attorneys' fees, incurred in determining whether or not to consent to any requested subletting or assignment and in reviewing and approving such documentation. All public advertisements of the assignment of the Lease or sublet of the Leased Premises, or any portion thereof, shall be subject to the prior approval of Landlord, which approval may not be unreasonably withheld, conditioned or ~~denied~~ delayed.

Section 14.4 Permitted Transfers. Tenant may assign or sublet all or part of its interest in this Lease or all or part of the Leased Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the consent of Landlord: (i) any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated; (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which is a successor to Tenant as a result of any reorganization or recapitalization of or with Tenant; or (iv) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets. Any such Permitted Transfer shall be subject to the following conditions: (i) Tenant shall not be in default under this Lease beyond any applicable notice and cure period; (ii) ten (10) days' prior written notice thereof shall be given to Landlord; and (iii) Landlord shall be provided reasonably sufficient documentation evidencing that the such Permitted Transferee has a materially similar financial condition as that of Tenant on the date of this Lease, as determined by Landlord in its sole, but reasonable discretion. In addition no such Permitted Transfer shall operate to release Tenant from its obligations under this Lease.

ARTICLE 15.
SIGNS AND ADVERTISING

Tenant shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction in the interior of the Leased Premises which is visible from the outside of the Building, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Landlord will prescribe a uniform pattern of identification signs for Tenant, to be placed on the outside of the doors leading into the Leased Premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place, affix, or otherwise attach, any sign, picture, advertisement, notice, lettering, or

direction on the outside of the Leased Premises for exterior view without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant shall be provided standard building directory and suite signage, at Landlord's sole cost and expense.

ARTICLE 16.
DAMAGE TO PROPERTY, INJURY TO PERSONS

Section 16.1. Tenant's Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims (except claims caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, servants, or employees) which Tenant, Tenant's successor, or permitted assigns may have against Landlord, its agents, servants, or employees for loss, theft, or damage to property and for injuries to persons, including death, in, upon, or about the Leased Premises, the Building, or the Building Complex, from any cause whatsoever. Tenant will protect, defend, indemnify, and hold Landlord, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to person, including death, or to the goods, wares, and merchandise of any person, including the loss of the use thereof, occasioned by Tenant's use or occupancy of or otherwise arising in any manner from, on, or out of the Leased Premises, other than that caused by or resulting from the gross negligence ~~of Landlord~~ or willful misconduct of Landlord its agents, servants, or employees. Additionally, Landlord will protect, defend, indemnify, and hold Tenant, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to person, including death, or to the goods, wares, and merchandise of any person, including the loss of the use thereof, occasioned by or resulting from the gross negligence or willful misconduct of Landlord its agents, servants, or employees.

Section 16.2. Negligence of Third Parties. Neither Landlord nor its agents, servants, or employees shall be liable to Tenant for any damage by or from any act or negligence of any other tenant or occupant of the Building or by any owner or occupant of adjoining or contiguous property. Subject to Article 27 below, Tenant agrees to pay for all damage to the Building Complex, the Leased Premises ~~, as well as all damage to tenants or occupants thereof~~ caused by Tenant's misuse or neglect of the Leased Premises, its apparatus or appurtenances, or caused by any licensee, contractor, agent, or employee of Tenant. Notwithstanding the foregoing provisions, neither Landlord nor Tenant shall be liable to one another for any loss, damage, or injury caused by its act or neglect to the extent that the other party is required to obtain insurance coverage against such loss, damage or injury under the provisions of this Lease.

Section 16.3. Tenant's Property. Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant, or any occupant of the Leased Premises, that is in the Building or the Leased Premises, shall be there at the risk of Tenant or other person only, and Landlord or its agents or employees (except in the case of gross negligence or willful misconduct of Landlord or its agents, servants or employees) shall not be liable for: (i) damage to or theft of or misappropriation of such property; (ii) any damage to property entrusted to Landlord, its agents, or employees, if any; (iii) loss of or damage to any property by theft or otherwise, by any means whatsoever; (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, subsurface, or from any other place, or resulting from dampness or any other cause whatsoever; (v) interference with the light, air, or other incorporeal hereditament; or (vi) any latent defect in the Leased Premises, Building or the Building Complex, except as provided in Article 4 above. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises, Building or in the Building Complex or of observed defects therein or in the fixtures or equipment.

Section 16.4. Tenant to Perform. In the event that any action or proceeding shall be wrongfully brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents, or employees, then Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Tenant hereby agrees to hold Landlord harmless from and against all liability resulting therefrom, including, without limitation, reasonable attorneys' fees.

ARTICLE 17.
TENANT'S INSURANCE

Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain, and keep in full force and effect the following types of insurance:

Section 17.1. Fire and Extended Coverage. Fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, theft, sprinkler leakage, covering all of Tenant's property, including, but not limited to, furniture, fittings, installations, alterations, additions, partitions, fixtures, other personal property in an amount equal to the full replacement cost of such property without deduction for depreciation.

Section 17.2. **Commercial General Liability.** Commercial general liability insurance, including bodily injury, property damage, and personal injury, with respect to all claims, demands, or actions by any person, firm, or corporation occurring in or about the Leased Premises, or in any way arising from, related to, or connected with the conduct and operation of Tenant's business in the Leased Premises or Tenant's use of the Leased Premises, and assumed contractual liability with respect to liabilities assumed by Tenant under this Lease. Such policies shall be occurrence based and shall be written on a comprehensive basis, with limits not less than $3,000,000.00, and such higher limits as Landlord or the mortgagees of Landlord may reasonably require from time to time.

~~**Section 17.3.** **Business Interruption.** Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils.~~

Section 17.4. **Other Insurance.** ~~Any other form or forms of insurance as the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, including, without limitation,~~ Worker's Compensation Insurance, to the extent required by law.

Section 17.5. **Certificates**. All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord, shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry, and shall name the Landlord as an additional insured. Tenant agrees that certificates of insurance or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy shall be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than twenty (20) calendar days after Tenant takes possession of all or any part of the Leased Premises. All policies shall require that at least thirty (30) calendar days, prior written notice be delivered to Landlord by the insurer prior to termination, cancellation, or material change in such insurance.

Section 17.6. **Use of Proceeds**. Tenant agrees that in the event of damage or destruction to the leasehold improvements on the Leased Premises covered by insurance required to be taken out by Tenant pursuant to this Article 17, Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event of damage or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Article 18 hereof, then, if the Leased Premises have also been damaged, Tenant will pay to Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises, and if the Leased Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Leased Premises.

ARTICLE 18.
DAMAGE OR DESTRUCTION

Section 18.1. **Right to Terminate.** In the event the Leased Premises or the Building are damaged by fire or other insured casualty, and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord's sole opinion, be completed within one hundred twenty (120) calendar days after the occurrence of such damage, without the payment of overtime or other premiums. Until such repairs are completed, the Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business~~; provided, however, if the damage is due to the fault or neglect of Tenant or its employees, agents, or invitees, there shall be no abatement of Rent~~. If repairs cannot, in Landlord's sole opinion, be made within said one hundred twenty (120) calendar day period, Landlord shall notify Tenant within twenty-five (25) calendar days of the date of occurrence of such damage as to whether or not Landlord shall have elected to make such repairs. If Landlord elects not to make such repairs which cannot be completed within one hundred twenty (120) calendar days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. . ~~Provided, however, Tenant shall in such case not have the right to terminate the Lease if the damage is due to the fault or neglect of Tenant or its employees, agents or invitees.~~ In the event that the Leased Premises or Building is damaged such that more than thirty-three percent (33%) of the same is rendered untenantable, or if insurance proceeds are insufficient or unavailable to repair the damage, Landlord may, at its sole option, terminate this Lease by written notice to Tenant given not more than thirty (30) days after the occurrence of the damage. Except as provided in this Section 18, there shall be no abatement of Rent and no liability of Landlord by reason of any injury, inconvenience, temporary limitation of access or interference to or with Tenant's business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Leased Premises, or in or to fixtures, appurtenances, and equipment therein necessitated by such damage. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Leased Premises by or for Tenant at Tenant's cost.

Section 18.2. **Landlord's Insurance.** Landlord covenants and agrees that, throughout the Term hereof, it will insure the Building (excluding foundations, excavations and other non-insurable items) and the machinery, boilers, and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of Section 17 hereof) against damage by fire and extended perils coverage ~~in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale~~ for the full replacement value of thereof (including coverage for rental loss in connection with damage and destruction). Landlord will also, throughout the Term, carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner of a similar property in the same locale, but in no event less than the amounts required of Tenant under this Lease. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. The cost of all such insurance shall be an Operating Cost pursuant to Article 7. Notwithstanding the contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

ARTICLE 19.
ENTRY BY LANDLORD

Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times and upon ~~reasonable~~ twenty-four (24) hours prior written notice to Tenant, except in the case of an emergency and janitorial services, for which no notice shall be required, for the purpose of examining or inspecting the same, to supply any other services to be provided by Landlord to Tenant hereunder, to show same to prospective purchasers or tenants of the Building, and to make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Leased Premises or to the Building Complex as Landlord may ~~deem necessary or desirable.~~ be permitted by this Lease. Landlord may enter by means of a master key, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use or occupancy of the Leased Premises.

ARTICLE 20.
DEFAULT BY TENANT

Section 20.1. **Events of Default.** Each one of the following events is herein referred to as an "Event of Default":

A. Tenant shall fail to make due and punctual payment of any Rent within five (5) days after receiving written notice from Landlord;

B. Tenant shall ~~vacate or~~ abandon the Leased Premises for a period of thirty (30) consecutive days;

C. Tenant shall cause or allow any lien or other encumbrance of title to be filed or recorded against the Building Complex that is not removed or bonded over within thirty (30) days;

D. This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Article 14;

E. This Lease or the Leased Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) calendar days after the levy thereof;

F. The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; or the adjudication that the Tenant is insolvent or bankrupt, or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

G. The filing of any petition or the commencement of any case or proceeding described in Section 20.1 (E) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) calendar days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) calendar days from the date of such appointment or taking of such possession;

H. The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature;

I. Tenant shall fail to take possession of the Leased Premises thirty (30) calendar days following the date the Leased Premises are Ready for Occupancy; or

J. Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of ~~fifteen (15)~~ thirty (30) calendar days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such ~~fifteen (15)~~ thirty (30) calendar day period, Tenant shall not in good faith have commenced such performance within such ~~fifteen (15)~~ thirty (30) calendar day period and shall not thereafter diligently proceed to completion. Provided, however, in the event of Tenant's failure to perform the same term, covenant or condition for which written notice has previously been given hereunder in any twelve (12) month period, an Event of Default shall exist without the requirement of any further notice or demand from Landlord.

Section 20.2. Remedies of Landlord. If any one or more events of default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter, without demand or notice, to reenter and take possession of the Leased Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or breach of covenants or prior conditions. Should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law including a proceeding for possession pursuant to Colorado's Forcible Entry and Unlawful Detainer Statutes, Landlord may, from time to time, either:

A. Without terminating this Lease, attempt to relet the Leased Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Leased Premises are a part, in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than a period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include necessary concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the Rents therefor. If Landlord ~~elects~~ shall use commercially reasonable efforts to ~~attempt to relet~~ mitigate its damages from any event of default by Tenant, including without limitation, re-letting the Leased Premises ~~the following provisions shall apply~~ as follows:

(1) ~~Landlord shall use reasonable efforts to relet the Leased Premises after all other space available for leasing in the Building has been let, but~~ Landlord shall not have any duty to lease the Leased Premises below the then current market rental rates being obtained for competing office buildings in the Denver Metropolitan area and, provided Landlord uses commercially reasonable efforts to relet the Leased Premises, Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any Rent due upon such reletting;

(2) No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant;

(3) No notice from Landlord hereunder or under a forcible entry and unlawful detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice;

(4) If Landlord elects to take possession of the Leased Premises as provided in this Section 20.2 without terminating the Lease, Tenant shall pay to Landlord (a) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all Landlord's reasonable expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs and expenses of preparation for such reletting; and

(5) If, in connection with any reletting, the new lease term extends beyond the existing term, or the Leased Premises covered thereby include other leased premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of

the new lease. Tenant shall pay such other amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

B. Give Tenant written notice of intention to terminate this Lease on the date of such given notice, or on any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this paragraph B, or terminated pursuant to a proceeding for possession under the Colorado Forcible Entry and Unlawful Detainer Statutes, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in paragraph A above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the worth, at the time of termination, of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the Term hereof over the then reasonable rental value of the Leased Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Leased Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.

Section 20.3. Cumulative Remedies. Suit or suits for the recovery of the Rent and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and unless expressly so provided, nothing herein shall be deemed to require Landlord to postpone the filing of such suit. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

Section 20.4. No Waiver. No failure by ~~Landlord~~ either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent or any other amounts owing by Tenant during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

Section 20.5. Bankruptcy. Nothing contained in this Article 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 20. Notwithstanding anything contained in this Article 20 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

Section 20.6. Interest on Landlord's Advances. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within nine (9) calendar days of demand by Landlord, thereafter bear interest at the rate of eighteen percent (18%) per annum.

ARTICLE 21.
TAXES

During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of ~~Tenant's occupancy of the Leased Premises or in respect of~~ the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Leased Premises, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within twenty (20) calendar days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall also pay its Proportionate Share of all Real Estate Taxes under Article 7~~, all public rates, dues and special assessments of every kind or nature which shall become due and payable or which are assessed against or levied upon the Building Complex during the Term of this Lease~~.

ARTICLE 22.
EMINENT DOMAIN

If the Building, or a substantial part thereof, or a substantial part of the Leased Premises, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Current Rent shall be apportioned as of the date of such termination. If any part of the Building, other than the Leased Premises, not constituting a substantial part of the Building, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building Complex is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel, replace or restore any part of the Building Complex, Landlord shall have the right to cancel this Lease upon not less than ninety (90) calendar days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award, or in any judgment for damages, or in any proceeds of any sale made under any threat of condemnation or taking. In the event this Lease is not canceled, the Lease shall continue in full force and effect, without abatement or reduction of rental due hereunder. Notwithstanding the foregoing, nothing contained herein shall prevent Tenant from commencing a separate proceeding against the condemning authority to recover any award it may be entitled to as a result of such taking or condemnation.

ARTICLE 23.
SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

Section 23.1. Lease Subordinate to Mortgages. This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building, the Property or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such subordination shall be self operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust and Tenant's failure to do so upon demand shall constitute a default under this Lease.

Landlord shall use commercially reasonable efforts to obtain for Tenant a non-disturbance agreement reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease beyond any applicable notice and cure period, Tenant's use and occupancy of the Leased Premises shall not be disturbed, notwithstanding any default of Landlord under such mortgage, deed of trust or other agreement creating a security interest, from any current or future mortgagee, deed of trust holder or other security interest holder with respect to the Building, the Property or both.

Should any mortgage or deed of trust affecting the Building, the Property or both, be foreclosed, then; (1) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale shall exist only so long as such mortgagee beneficiary, or purchaser is the owner of the Building and/or Property and such liability shall not continue or survive after further transfer of ownership; and (2) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and such purchaser at any foreclosure sale. As used in this Article 23, "mortgagee" and "beneficiary" shall include successors and assigns of any such

party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

Section 23.2. Tenant's Notices. In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, if any, Tenant will not exercise any such right until:

(A) it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the holder of any mortgage or deed of trust on the Property (whose names and addresses ~~Landlord agrees will be furnished~~have been previously provided to Tenant ~~on request~~, in writing); and

(B) any such holder of any mortgage or deed of trust on the Property shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy such act or omission and completed such remedy within thirty (30) days after the giving of such notice.

ARTICLE 24.
ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) calendar days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and such other matters concerning this Lease and the Tenant as may be reasonably requested by Landlord, its lenders, or any potential assignee of Landlord including the dates to which the Rent and other charges are paid, and acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such offsets, claims, or defaults, if any are claimed). It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building Complex or by any other person to whom it is delivered. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than two (2) months, rental has been paid in advance.

Landlord agrees periodically to furnish, upon not less than ten (10) calendar days prior written request by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

ARTICLE 25.
WAIVER

The waiver by ~~Landlord~~ either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of Rent or any other sums due by Tenant hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant, or condition of this Lease, it being understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

ARTICLE 26.
INABILITY TO PERFORM

The Lease and the obligation of Tenant to pay Rent and any other sums due by Tenant hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired, or excused, nor shall ~~Landlord~~either party at any time be deemed to be in default hereunder because ~~Landlord~~such party: (1) is unable to fulfill any of its obligations under this Lease; or (2) is unable to supply or is delayed in supplying any service expressly or by implication to be supplied; or (3) is unable to make or is delayed in making any improvements, repairs, additions, alterations, or decorations; or (4) is unable to supply or is delayed in supplying any equipment or fixtures, if ~~Landlord~~such party is prevented or delayed from so doing any of the foregoing by reason of accident, breakage, repairs, strike or labor troubles, or any outside cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, riots and civil disturbances, energy shortages, or governmental preemption in connection with a national emergency, or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any other cause, similar or dissimilar, beyond the reasonable control of ~~Landlord.~~such party. Notwithstanding the foregoing, the obligation of Tenant to pay Rent and any other sums due by Tenant hereunder shall not be affected, impaired or excused by any such events of force majeure.

ARTICLE 27.
SUBROGATION

The parties hereto agree that any and all fire and extended coverage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein"; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, and notwithstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

ARTICLE 28.
APPENDICES

Appendices, exhibits, clauses, plats, plans, riders, or other attachments, if any, referred to herein and signed or initialed by Landlord and Tenant and affixed to this Lease are hereby incorporated herein and made a part hereof.

ARTICLE 29.
SALE BY LANDLORD

In the event of a sale or conveyance or transfer by Landlord of its interest in the Property and/or in the Building containing the Leased Premises, and/or in this Lease, the same shall operate to release Landlord (subject to Section 33.2 hereof) from any future liability contained in favor of Tenant, and in such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance, or transfer, and Tenant agrees to attorn to such purchaser or transferee.

ARTICLE 30.
RIGHT OF LANDLORD TO PERFORM

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, and without any abatement of Rent or any other sums due by Tenant hereunder. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for nine (9) calendar days after written notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of eighteen percent (18%) from the date of such payment by Landlord until the date on which Tenant fully reimburses Landlord, shall be payable to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Rent.

ARTICLE 31.
ATTORNEYS' FEES

In the event of any legal proceeding between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such legal proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein. If Landlord or Tenant without fault, are made a party to any litigation instituted by or against the other, then such party shall indemnify the other against, and protect, defend, and save it harmless from, all costs and expenses, including attorneys' fees, incurred in connection therewith. To the extent permitted by law, Landlord and Tenant hereby waive the right to a jury trial in any legal action or proceeding relating to this Lease.

ARTICLE 32.
NOTICE

Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and may be served personally or by mail. If served by mail, it shall be mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant at the Leased Premises or to Landlord c/o DPC Development Company, 7800 E. Union Avenue, Suite 800, Denver, Colorado 80237, to the attention of the Director of Property Management. Either party may change these persons or addresses by giving notice as provided above.

ARTICLE 33.
SECURITY DEPOSIT

Section 33.1. **Amount and Use**. Tenant has, upon Lease execution, deposited with Landlord the sum of Six Thousand Three Hundred Thirty-Eight and 25/100 U.S. Dollars ($6,338.25) (the "Security Deposit") as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of this Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such Security Deposit is to be used or applied, Tenant shall, within ten (10) calendar days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ~~a reasonable period of time~~thirty (30) days after the expiration of this Lease Term ~~and~~ or upon Tenant's vacation of the Leased Premises~~, provided, however, the Security Deposit may be retained by Landlord as security for Tenant's obligations under Article 7 until after the final determination of the Operating Costs for the calendar year in which the Lease expired.~~. Any amounts due from Tenant under said Article 7 may be deducted from the Security Deposit prior to the return of the balance thereof.

Section 33.2. **Transfer of Deposit**. Tenant acknowledges that Landlord has the right to transfer its interest in the Building Complex, the Property and this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall ~~have the right to~~ transfer such Security Deposit to the transferee. Upon Landlord's delivery to Tenant of such transferee's written acknowledgment of its receipt of such Security Deposit Landlord shall thereby be released by Tenant from all liability or obligation for the return of such deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit.

ARTICLE 34.
RIGHTS RESERVED

Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set-off or abatement of rent, so long as the exercise of any such rights by Landlord does not unreasonably interfere with Tenant's use or occupancy of the Leased Premises:

A. To change the Building's name or street address;

B. To install, affix, and maintain any and all signs on the exterior and interior of the Building or the Property;

C. To designate and approve, in Landlord's reasonable discretion, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

D. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord;

E. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Leased Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, and corridors in the Building, and to interrupt or temporarily suspend Building services and facilities, Landlord to use reasonable efforts to minimize any interruption or interference with Tenant's use or occupancy of the Leased Premises when performing such work;

F. To have and retain a paramount title to the Leased Premises, free and clear of any act of Tenant;

G. To grant to anyone the exclusive right to conduct any business or to render any services in the Building; and

H. To reasonably approve the weight, size, and location of safes and other heavy equipment and articles in and about the Leased Premises and the Building, and to require all such items and furniture to be

moved into and out of the Building and the Leased Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Movement of Tenant's property into or out of the Building, and within the Building, is entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

ARTICLE 35.
SUBSTITUTION OF SPACE

Subject to the conditions specified in this Article 35, Landlord reserves the right, not more than once during the Primary Term and any extensions or renewals thereof, upon ~~sixty (60)~~ not less than one hundred twenty (120) calendar days' written notice to Tenant~~, and at any time, without any adjustment in Rent,~~ to substitute for the space described on Appendix A other substantially similar space in ~~a~~the Building (the "Substitution Space"). In any event, the Substitution Space shall (a) contain at least the same rentable square footage as the Leased Premises, (b) contain tenant improvements and finishes substantially comparable ~~location~~ to the Leased Premises, to be provided at by Landlord at Landlord's sole cost and expense, (c) on the condition that at least three (3) years remain in the Lease Term, be made available to Tenant at Tenant's then-current rental rate(s), provided, however, that, regardless of the square footage of the Substitution Premises, in no event shall Tenant's Rent obligation (including Base Rent and Additional Rent) be increased as a result of relocation to the Substitution Premises, and (d) be located on the ~~same~~ eighth (8th) floor or ~~any other floor~~higher of the Building~~, which substitute space shall be approximately equal in area~~ and ~~dimensions to~~face West and South in materially similar proportions with materially similar windows and views as the ~~space described on Appendix A.~~Leased Premises. If Landlord shall exercise said option, the ~~substituted space~~Substitution Space shall thereafter be deemed, for the purposes hereof, the "Leased Premises" and a new amended Appendix A to this Lease showing the new space will be substituted for the original Appendix A. Landlord ~~agrees to~~ shall pay ~~the Tenant's~~ all reasonable relocation expenses ~~to move its~~of Tenant incidental to relocation to the Substitution Premises, including without limitation, (i) all costs of moving Tenant's furniture, fixtures ~~and~~, equipment ~~to~~ and supplies from the Leased Premises to the Substitution Premises, (ii) all costs of relocating and installing Tenant's telephones, computers, servers and related equipment (including installation of any necessary cabling) in the Substitution Premises, and (iii) all costs for reprinting Tenant's stationery, business cards, marketing materials and/or other printed materials of the same quality and quantity as Tenant's supply of such ~~substituted space, and shall pay other reasonable expenses of Tenant incurred as a direct result of such substitution of space, including but not limited to costs of new stationary and advertising~~ materials on hand immediately before Tenant's relocation to the Substitution Premises.

ARTICLE 36.
REAL ESTATE BROKER

~~Tenant~~Each party represents to the other that ~~Tenant~~ it has dealt directly and only with Newmark, Grubb, Knight Frank, as Landlord's brokers and Transwestern, as Tenant's brokers, in connection with this Lease, and that insofar as ~~Tenant~~each party knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Leased Premises, or is entitled to any commission in connection herewith. Tenant agrees to indemnify and defend Landlord from any claims or demands of any other brokers~~.~~ claiming by, through or under Tenant. Landlord agrees to indemnify and defend Tenant from any claims or demands of any other brokers claiming by, through or under Landlord.

ARTICLE 37.
INDUCEMENT RECAPTURE IN THE EVENT OF DEFAULT

Any agreement by Landlord for free or abated rent or other charges applicable to the Leased Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, including, but not limited to, any tenant finish allowance, free parking or commissions, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of the Lease to be performed or observed by Tenant during the initial term hereof ~~as the same may be extended~~. Upon the occurrence of an event of default of the Lease by Tenant, beyond any applicable notice and cure period, any such Inducement Provision shall automatically be deemed deleted from the Lease and of no further force or effect, and the unamortized portion (amortized on a straight-line basis over the initial term) of any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under the Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Article 37 shall not be deemed a waiver by Landlord of the provisions of this Article 37 unless specifically so stated in writing by Landlord at the time of such acceptance.

ARTICLE 38.
REMOVAL OF CABLING

Tenant shall be solely responsible for the cost of installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Leased Premises. Landlord shall provide reasonable access to the Building's electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant's name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Term or the early termination of the Tenant's right to occupy the Leased Premises. . ~~Failure to remove any abandoned or unused cabling at the expiration or termination of the Lease or the early termination of Tenant's right to occupy the Leased Premises will be deemed to be a holdover under Article 8 of the Lease.~~ In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant's sole cost and expense.

ARTICLE 39.
MISCELLANEOUS PROVISIONS

A. The term "office" or "offices", whenever used in this Lease, shall not be construed to mean or to permit the Leased Premises to be used as a store or stores, for the sale or display, at any time, of goods, wares, or merchandise of any kind, or as a restaurant, shop, booth, stand, barbershop, or for other similar purposes, or for manufacturing. The words "re-enter" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning. The term "Landlord", as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, Landlord shall be relieved from any further obligation or liability hereunder.

B. Time is of the essence of this Lease and of each and all of its provisions.

C. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution by both Landlord and Tenant.

D. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

E. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

F. Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will not in any other way change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

G. All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, unlawful detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal. If Tenant is a corporation or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that (i) he/she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its bylaws or operating agreements; (ii) this Lease is binding upon said corporation or entity; and (iii) a resolution to that effect in a form reasonably acceptable to Landlord shall be provided immediately upon request.

H. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

I. Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions, expressed or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease except as expressly set out in this Lease and the attachments hereto, and that the terms and provisions of this Lease may not be modified or amended except by written instrument signed by both Landlord and Tenant.

J. Tenant agrees that Tenant, Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Leased Premises shall abide by the rules and regulations contained in Appendix D. Landlord shall have the right to amend, delete, modify or change the rules and regulations provided that said

amendments are applicable to and uniformly bind each tenant of the Building Complex. Tenant agrees to comply with all such rules and regulations upon written notice from Landlord thereof. A breach of any of such rules or regulations shall be deemed a default under the Lease and Landlord shall have all remedies as set forth in Article 20, subject to any notice and cure periods provided in such Article 20. Landlord shall not, however, be liable to Tenant for the violation of any such rules and regulations by any other tenant, its employees, agents, visitors, licensees or any other person, so long as Landlord uses commercially reasonable efforts to enforce such rules and regulations uniformly against all tenants of the Building Complex. The terms and conditions of this Section 39(J) shall at all times be subject to Section 10.1 above.

K. Landlord and all partners, shareholders, or members, as the case may be, shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising in connection therewith. Tenant shall look solely to the equity in the Building Complex in which the Leased Premises is located and the rents and profits generated thereby, for the satisfaction of any monetary remedies of Tenant in the event of a breach by the Landlord of any of its obligations. Such exculpation of liability shall be absolute without any exception whatsoever.

L. Subject to the terms and provisions of Article 29, the covenants and conditions herein contained shall apply to and bind the respective heirs, successors, executors, administrators, and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote.

M. Landlord covenants and agrees that Tenant, upon complying with all of the obligations of Tenant hereunder, and subject to the terms and provisions hereof, shall peaceably and quietly enjoy the Leased Premises and Tenant's rights hereunder during the Term hereof, without hindrance by Landlord or any persons claiming by, through or under Landlord.

N. Tenant shall not record this Lease, nor a short form memorandum thereof.

O. Tenant shall make commercially reasonably efforts to promptly respond to requests from Landlord regarding matters related to this Lease and the Leased Premises. Upon expiration of the Term or upon earlier termination of the Lease or termination of Tenant's possession of the Leased Premises, Tenant shall provide a forwarding address to Landlord at which Landlord can contact Tenant regarding the Lease.

P. Tenant shall, upon execution of this Lease, complete the forms attached hereto as Appendices H, I and J.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD: 950 CHERRY, LLC, a Colorado limited liability company By: [signature] Christopher R. King, Manager	**TENANT:** U.S. ENERGY CORP., a Wyoming corporation By: [signature] Its: CEO & Chairman

State of Colorado

County of Denver

The above and foregoing document was acknowledged before me this 18th day of August 2017 by David Veltri.

Witness my hand and official seal. My commission expires May 19, 2019

[signature]
Notary Public

NICALIA ALFONSO
NOTARY PUBLIC - STATE OF COLORADO
My Identification # 20154019704
Expires May 19, 2019

APPENDIX B
Legal Description of the Property

A parcel of land in the West 1/2 Northeast 1/4 Southeast 1/4 of Section 18, Township 4 South, Range 67 West of the 6th Principal Meridian, City and County of Denver, State of Colorado, more particularly described as follows:
Commencing at the Southeast 1/4 corner of said Section 18;
Thence North along the 1/4 Section line, a distance of 1318.46 feet to a point;
Thence West along the City and County of Denver Land Line, a distance of 325.98 feet to a point at the intersection of each Kentucky Avenue and Dexter Street;
Thence West along said line, a distance of 25,00 feet to a point;
Thence South along the West right of way line (extended) of Dexter Street, a distance of 325.00 feet to a True Point of Beginning;
Thence South along the West right of line of South Dexter Street, a distance of 294.25 feet;
Thence Westerly along a line parallel to the North right of way line of East Tennessee Avenue, a distance of 200.37 feet, as recorded in Book 2452 at Page 413, City and County of Denver, State of Colorado;
Thence on an angle of 90° to the left, a distance of 10.00 feet to the North right of way line of Tennessee
Avenue as recorded in Book 2452 at Page 413;
Thence West along said right of way a distance of 65.69 feet;
Thence Northwesterly, a distance of 13.32 feet to the East right of way of South Cherry Street;
Thence North along the East right of way of South Cherry Street, a distance of 294.88 feet;
Thence East along a line parallel to the South right of way line of East Kentucky Avenue, a distance of 275.75 feet to the True Point of Beginning,
City and County of Denver, State of Colorado

INITIALS:
LANDLORD: [signature]

TENANT:

APPENDIX C

Tenant Improvement Work Agreement

1. **Tenant Improvements**. Landlord agrees, at its sole cost and expense, to construct Tenant improvements to the Leased Premises, using building-standard materials and finishes (to match existing finishes where applicable), and in accordance with the space plan as set forth in Appendix C-1 hereto (the "Space Plan"). Landlord agrees to complete the work depicted in the Space Plan, which will include a building-standard window covering on the conference room glass facing the reception area (the "Tenant Work") in a good and workmanlike manner and in accordance with applicable laws, ~~and deliver possession of the Leased Premises to Tenant with the Tenant Work Substantially Completed in accordance with the provisions contained herein on or before the Commencement Date, subject, however, to Paragraphs 2 and 3 below.~~ If Tenant shall require any changes to the Space Plan ("Additional Work"), then, providing Landlord agrees in writing to such changes, which agreement shall not be unreasonably withheld, conditioned or delayed, Tenant shall, within ten (10) calendar days of the billing therefor, deposit with Landlord, Landlord's projected costs and expenses for the Additional Work, which costs shall include commercially reasonable general contractor profit and overhead expected to be incurred by Landlord in connection with preparation of such additional plans and specifications and/or such Additional Work. Such reimbursements shall be made by Tenant to Landlord prior to Landlord's undertaking any changes to the Space Plan. If such projected costs for the Additional Work are in excess of Landlord's actual costs then Landlord shall refund any excess to Tenant and if Landlord's costs for the Additional Work are in excess of the estimated sum paid by Tenant, then Tenant shall pay such deficiency to Landlord on demand.

~~2. **Commencement of the Rent**. The Commencement Date shall not occur until the date that the Leased Premises are Ready for Occupancy as that term is defined below; provided, however, that Rent shall nevertheless commence as of the Commencement Date set out in Article 3 of this Lease notwithstanding any delay caused by or as a result of one or more of the following:~~

~~(a) Tenant's failure to devote the time or furnish the information, if any, required in connection with the Tenant Work; or~~

~~(b) Tenant's failure to timely deposit the estimated costs for the Additional Work within the time period specified above; or~~

~~(c) Tenant's changes in the Tenant Work, in the Space Plan relating thereto, or in the plans for the Additional Work (notwithstanding Landlord's approval of any such changes); or~~

~~(d) Any other act or omission by Tenant or its agent.~~

~~3. **Alternate Commencement Date**. If Landlord is unable to cause the Leased Premises to be Ready for Occupancy by the Commencement Date for reasons other than those set out in subsection (a) through (d) of Paragraph 2 above, or if the Landlord shall have the Leased Premises Ready for Occupancy prior to the Commencement Date, then in either such event, the Commencement Date of the Lease shall be on the first day that the Leased Premises are Ready for Occupancy. In the event the Commencement Date set out in Article 3 of this Lease is extended as provided for in Paragraph 2 above, then the expiration date of the Primary Term shall be extended accordingly.~~

~~"Ready for Occupancy" as used herein shall mean the date on which Landlord shall have substantially completed all its work outlined in this Tenant Improvement Work Agreement. The issuance of a Certificate of Occupancy (or its equivalent) for the Leased Premises certifying substantial completion of the work shall conclusively control the date the Leased Premises are substantially complete. Landlord agrees to use its best efforts to provide Tenant with at least fifteen (15) calendar days prior notice of the date the Leased Premises are expected to be Ready for Occupancy. Landlord's undertaking to provide fifteen (15) calendar days prior notice to Tenant shall not change, alter, or otherwise affect Tenant's obligations under this Lease to take occupancy of the Leased Premises when the same are Ready for Occupancy.~~

~~4~~2. **Miscellaneous.**

(a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Tenant Improvement Work Agreement shall have the same meaning assigned to them in the Lease.

(b) The terms and provisions of this Tenant Improvement Work Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Improvement Work Agreement and the Lease, then the provisions of the Lease shall govern.

(c) "Substantial Completion" of the Leased Premises shall occur upon the completion of construction of the Tenant Work in the Leased Premises pursuant to the Space Plan, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use or occupancy of the Leased Premises ("punch list items"), as evidenced by Landlord's receipt of a certificate of occupancy for the Leased Premises from the governmental authority having jurisdiction over the Building Complex, if required. Within five (5) days after Substantial Completion of the Tenant Work, Landlord's contractor and a representative of Tenant shall inspect the Leased Premises and jointly complete a list of "punch list items" including any incomplete or defective work. Neither Landlord nor Tenant shall unreasonably withhold its agreement as to any punch list items. Landlord shall use commercially reasonable efforts to complete/correct all punch-list items within thirty (30) days after Substantial Completion of the Tenant Work.

(d) This Tenant Improvement Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

(e) Tenant shall not be entitled to any credits, whether in the form of materials or money, for unused work or materials.

(f) Tenant hereby affirmatively acknowledges and agrees as follow with respect to this Improvement Work Agreement:

(i) Tenant has reviewed, and by execution of the Lease and by initialing below, has approved of the Space Plan. Any references to, or depictions of furniture on the Space Plan are for illustration purposes only;

(ii) Tenant has confirmed that the critical dimensions and configurations of the Leased Premises, as depicted on the Space Plan, are, in all respects, acceptable and are suitable for Tenant's purposes;

(iii) Specifically, and not in limitation of paragraphs (f) (i) and (ii) above, Tenant shall be solely responsible, at Tenant's sole cost, for the procurement of all of Tenant's furniture, fixtures and equipment, including any security systems, card reader systems, telephone and telecommunications cabling/systems necessary for Tenant's use (the "FF&E"). Tenant is also solely responsible, at Tenant's sole cost, for retaining all FF&E vendors and for ensuring, to Tenant's satisfaction, the integration of such FF&E into the Leased Premises, as configured on the Space Plan. Tenant further acknowledges that Landlord has recommended that Tenant obtain its own field measurements for purposes of verifying the appropriate and necessary design and lay-out of Tenant's FF&E to ensure a proper fit of the same into the Leased Premises;

(iv) Landlord has made no representations or warranties of any kind with respect to the suitability of the dimensions and/or configurations of the Leased Premises, as depicted on the Space Plan, and except as set forth therein (as expressly limited and conditioned above), Tenant accepts the Leased Premises in its As-Is condition

INITIALS:
LANDLORD: ____________

TENANT: ____________

APPENDIX G
Right of First Refusal

1. GRANT OF RIGHT OF FIRST REFUSAL. Provided that Tenant is not in default, beyond any applicable notice and cure period, at the time of the exercise of the right granted herein and is then occupying all of the Leased Premises, Landlord grants to Tenant a one-time right ("Right of First Refusal") to expand into and lease the adjacent approximately 1,778 rentable square feet of space in the Building as depicted on the attached Appendix G-1 (the "Additional Space").

2. NOTICE PROVISIONS. If Landlord receives a signed letter of intent or proposal from a third party interested in leasing the Additional Space, Landlord shall give Tenant written notice thereof (the "Offer Notice"). The Offer Notice shall contain all of the terms and conditions under which the Landlord is willing to lease the Additional Space to Tenant, which shall be on the market terms offered to or by said third party, including the rental rates and the lease term therefor. Tenant shall have three (3) business days after receipt of the Offer Notice to notify Landlord in writing of its intent to exercise its Right of First Refusal by leasing the Additional Space on the terms and conditions contained in the Offer Notice. In the event Tenant fails to exercise the Right of First Refusal within the three (3) business day period, Tenant's Right of First Refusal hereunder shall terminate and Landlord shall be free to lease the Additional Space identified in the Offer Notice to such offering third party on the same terms and conditions as provided in the Offer Notice. Notwithstanding anything contained herein to the contrary, in no event shall the granting of an extension option to an existing tenant of any Additional Space, nor the exercise thereof be considered a third party offer requiring Landlord to provide Tenant with an Offer Notice hereunder.

3. LEASE AMENDMENT AND BASE RENT. If Tenant exercises its Right of First Refusal, Tenant shall be bound by the terms of the Offer Notice and Tenant agrees to execute an Amendment to the Lease prepared by Landlord to redefine the Leased Premises to include the additional square footage of the Additional Space and to set forth the Base Rent and other terms as provided for in the Offer Notice.

4. OPTION RIGHT PERSONAL TO TENANT. Notwithstanding anything contained herein or in the Lease to the contrary, in no event shall any assignee of the Lease or any sublessee of the Leased Premises have any Right of First Refusal, it being agreed to and understood that the provisions contained herein are personal to and for the sole benefit of the undersigned Tenant and any Permitted Transferees of Tenant.

INITIALS:
LANDLORD: ________

TENANT: ________